Exhibit 99.1

EDITED TRANSCRIPT

FCN - Q4 2018 FTI Consulting Inc Earnings Call

EVENT DATE/TIME: FEBRUARY 26, 2019 / 2:00PM GMT

OVERVIEW:

Co. reported 2018 revenues of $2.03b and GAAP EPS of $3.93. 4Q18 revenues were $505m, GAAP net income was $23.7m and GAAP EPS was $0.61. Expects 2019 revenues to be $2.0-2.1b and GAAP EPS (including non-cash interest expense related to convertible notes of approx. $0.17 per share) to be $3.33-3.83.

FEBRUARY 26, 2019 / 2:00PM, FCN - Q4 2018 FTI Consulting Inc Earnings Call

C O R P O R A T E    P A R T I C I P A N T S

Ajay J. Sabherwal FTI Consulting, Inc. - CFO & Interim CAO

Mollie Hawkes FTI Consulting, Inc. - VP of IR & Communications

Steven H. Gunby FTI Consulting, Inc. - President, CEO & Director

C O N F E R E N C E    C A L L    P A R T I C I P A N T S

Joseph Marberry Thompson SunTrust Banks, Inc. - Head of SunTrust Private Wealth Management

Marc Frye Riddick Sidoti & Company, LLC - Business and Consumer Services Analyst

Michael J. Winter Otter Creek Management, Inc. - Portfolio Manager and Research Analyst

Timothy John McHugh William Blair & Company L.L.C., Research Division - Partner & Global Services Analyst

P R E S E N T A T I O N

Operator

Welcome to the FTI Consulting Fourth Quarter and Full Year 2018 Earnings Conference Call. (Operator Instructions) Please note this event is being recorded.

At this time, I would like to turn the conference over to Mollie Hawkes, Vice President of Investor Relations. Please go ahead.

Mollie Hawkes - FTI Consulting, Inc. - VP of IR & Communications

Good morning, and welcome to FTI Consulting conference call to discuss the company’s fourth quarter and full year 2018 earnings results as reported this morning. Management will begin with formal remarks, after which we’ll take your questions.

Before we begin, I would like to remind everyone that this conference call may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 of the Securities Exchange Act of 1934 that involve risks and uncertainties. Forward-looking statements concerning plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to financial performance, acquisitions, share repurchases, business trends and other information or other matters that are not historical, including statements regarding estimates of our future financial results and other matters.

Our discussion of risks and other factors that may cause actual results or events to differ from those contemplated by forward-looking statements, investors should review the Safe Harbor statement in the earnings press release issued this morning. A copy of which is available on our website at www.fticonsulting.com, as well as other disclosures under the heading of Risk Factors and Forward-looking Information in our annual report, Form 10-K and in our other finance filings with the SEC. Investors are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this earnings call and will not be updated.

During the call, we will discuss certain non-GAAP financial measures such as total segment operating income, adjusted EBITDA, total adjusted segment EBITDA, adjusted earnings per diluted share, adjusted net income, adjusted EBITDA margin and free cash flow. For a discussion of these and other non-GAAP financial measures as well as our reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures, investors should review the press release and the company’s financial tables that we issued this morning, which include the reconciliation.

Lastly, there are 2 items that have been posted to Investor Relations website section of our website this morning for your reference. These include quarterly earnings presentation, and an Excel and PDF of our historical financial and operating data, which have been updated to include our fourth quarter and full year 2018 results.

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Of note, during today’s prepared remarks, management will not speak directly to the quarterly earnings presentation posted to the Investor Relations section of our website. To ensure disclosures are consistent, these slides provide the same details as they have historically. And as I said, are available on the — our Investor Relations section of our website.

With these formalities out of the way, I’m joined today by Steven Gunby, our President and Chief Executive Officer; and Ajay Sabherwal, our Chief Financial Officer.

At this time, I will turn the call over to our President and Chief Executive Officer, Steve Gunby.

Steven H. Gunby - FTI Consulting, Inc. - President, CEO & Director

Thank you, Mollie. And good morning, and thank you all for joining us. I’m sure many of you saw our press release this morning. This quarter, once again, we had record results. Record fourth quarter revenues and record fourth quarter adjusted EPS. The record fourth quarter together with record performances in the first 3 quarters of the year resulted, not surprisingly, in the best year this company has ever had. In 2018, our teams delivered record revenues. In particular, they drove double-digit organic growth, which in turn led to record GAAP EPS and in fact marking 6 consecutive years of EPS growth and record adjusted EPS, marking 4 consecutive years of adjusted EPS growth.

And important, we also exited 2018 with arguably the best balance sheet this company has ever had. Terrific results.

Let me take a moment to caveat the results just a tiny bit. As we discussed in the past, our results in any quarter, in fact any year, are driven not only by the underlying fundamental improvements we make in the business but also in part by something we call noise. Short-term factors that don’t necessarily say much about the underlying business. Factors like the timing of success fees, the ending or starting of huge jobs, temporary influencers of cost, or whether we happen to have a particularly high or low batting average in winning big jobs.

Noise, as we’ve discussed is not important over any extended period of time, but it can significantly affect quarterly and annual results. You may recall our discussion in the beginning of 2017, when we shared our view that the underlying fundamentals of this company at that time were significantly better than the indicated by the reported results. That some of the underlying good fundamentals were being obscured by a bunch of negative noise.

In 2018, in contrast, as we talked about during each of our quarterly earnings calls, we didn’t have much negative noise. In fact, to the contrary, more things seem to break we expected. We have, as I’m going to talk about in a moment, improved this company enormously. And importantly, the teams involved are continuing to do that everyday. But given the event-driven nature of our business, I never expect, no matter what our teams are doing perfectly at a moment, that even if we’re doing everything right, that every business in region will be up. And yet that’s what happened in 2018. And though we expect sustained double-digit growth and adjusted EPS overtime, and we have delivered it, we don’t expect to be up more than 70% in adjusted EPS. A number that we saw in 2018. So our conclusion is, we’re doing a terrific job, but we did have some positive noise in 2018 and that noise contributed to record financial performance.

To me, what is much more important and much more powerful is that, when you look below the positive noise, you can see the ways that our folks are building upon a great institution and driving a much more powerful FTI. There are so many ways, I don’t believe I can do them even partial justice but let me illustrate a few. Some of these you’ve heard before, some of these you haven’t, but they’re powerful things that our people everyday are building in this institution. They include the many initiative driven by our Stratcom team, whether you talk about the public affair side, the com side, the work we’re doing in London, in the U.S., in the continent, in Asia-Pacific or Latin America, or in terms of their work collaborating across FTI and across segment initiatives. All of those initiatives have allowed a business that was once struggling to soar, and to soar not just for a year but to soar over multiple years. If you have a moment, go back and look at that, the business’ history, and look at the trajectory over the last 4 years. That team’s focused in changing its trajectory, controlling its destiny, building a better institution, are to me both impressive and inspiring. Or you can look at this myriad of initiatives driven by our tech team, in the U.S. and abroad, on the software side, and the services side, on e-discovery front, the information governance front. And our team drove these past couple of years to allow business in a tough market, to fix the strategic disadvantage and return that business to growth. Or you can look at the initiatives that our E Con teams have driven, to reinforce the strength we have in the U.S. or extend that U.S. leadership position around the world. Or most significant in terms of this year’s P&L improvement, you can look at the huge number of changes driven by the teams in Corp Fin and FLC that have allowed these core pillars of the company to return to be key drivers of our growth.

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In FLC, those efforts included vesting, to grow some of our most powerful growth businesses, so this is like that global construction business we’ve talked about a few times. Or reinvesting to return some core business historically back to growth. Importantly, it’s all innovation. For example, combining our historically strong investigations business with a powerful set of new offerings in cyber to allow leadership in cyber crisis response. And it’s involved geographical expansion.

On Corp Fin, it involves, on one hand, successful extensions into adjacencies. In business’s transformation and transaction services moves, that both leverage our core restructuring heritage but also extend their offerings into new areas, such as the office of the CFO or merger integration or performance improvement. But it’s not just the adjacencies, at the same time, it included investing behind our core businesses via lateral hires, and acquisition, promotions that allowed our creditor rights and company side restructuring businesses, strong businesses to grow. Again, we didn’t sit on their laurels and those businesses, we built on those positions. And we continue to extend our leading restructuring position to new geographies. I think 5 years ago, many people in EMEA didn’t know who we were. Today. We’re a credible #1 or #2 player in many places across EMEA. And that’s just a quick review of the types of progress that our teams are driving and have driven business-by-business over the last several years, to build a fundamentally stronger firm for our clients, for our people and for our shareholders. And thereby, drive growth and opportunity on a sustained basis.

Let me take a minute to slight — share a slightly different lens on that same progress. A softer lens, which is to look at the progress in terms of people and culture. I believe we’ve been accomplishing what we’ve been accomplishing for a lot of softer reasons as well. In part because we’ve turned into a firm that knows how to make record numbers of well-considered promotions. And then how to support those promotions, those people, and become successful leaders in our firm and in turn develop other people.

In part, because the phone is ringing off the hook, from folks wanting to join us in a way that I think is unprecedented in our history, allowing us to be extremely selective in who we take into the firm, and yet still have record numbers of senior hires.

It is also in my mind because today, I believe we have an executive committee that knows its job is to build a brighter future for the next generation and takes it seriously as a personal commitment. And because those leaders, the leaders in each of our segments and regions, understand in professional services you need to lead in part by encouraging others to lead. To take advantage of the tremendous professionals we have, the ambitious-driven professionals and support their business-building behavior. Those are softer developments. It’s hard to put financial values against each of them. But to me, those are critical basis and have been critical basis for the sustained progress.

To close off on the review of the year, 2018’s results probably reflected some good fortune. Even Bryce Harper, whether he’s a (inaudible) or a Philly, we’ll not hit home runs every time. And I’m sure we will have quarters that are impacted by negative noise at some point in the future. But I hope you take away the far more important message that below any volatility driven by noise, we have a set of teams that have built and are building on a sustained basis, an extraordinary firm, a powerful firm, a stronger firm. An important one that knows how to evolve, to grow, to take advantage of market opportunities, to make itself better. It is that progress that makes me so bullish on the years ahead.

Before I turn the call over to Ajay, let me give some perspective on the 2019 guidance. First, I’m sure you noticed that the midpoint of our adjusted EPS guidance is below what we delivered in 2018. Let me say a few words on that. The midpoint of our 2019 guidance is up more than 60% compared to the 2017 actual adjusted EPS. So if we hit the midpoint of our adjusted EPS guidance, we won’t have had sustained double-digit growth, we will have sustained extraordinary growth. Even at the low end of the adjusted EPS guidance range for 2019, we will have more than doubled adjusted EPS of 5 years prior. This guidance range far exceeds what I believe most folks, 9 or 12 months ago were expecting for 2019 and in many cases for 2020. So I hope we have some perspective. Our guidance is quote, “down”, only in comparison in a year where adjusted EPS was up more than 70%.

Second, our guidance is also informed by the fact that we’re making significant investments in people. We’ve had a record number of senior hires join us in the 2017 — sorry, the second half of 2018 with some actually coming in at the beginning of 2019. We’re excited about those hires. We see those folks helping us drive growth in 2020 and beyond. But we do not expect senior hires, in general, or this specific group of seniors hires to be

FEBRUARY 26, 2019 / 2:00PM, FCN - Q4 2018 FTI Consulting Inc Earnings Call

accretive in our first year. And of course, we’re also building our junior headcount, both because we got behind in junior headcount recruiting in the first half 2018, and to support the new senior hires and promotions. Those investments will weight on 2019 results. Senior talent usually costs you EBITDA in the first 12 to 18 months but please don’t misunderstand what we’re saying. We’ve made those investments quite consciously and very bullishly, we’re very bullish about those hires. Just as we see 2018 as the results of the many important investments we made in several prior years, we see these investments helping us drive the bright picture that we have in our mind for the next several years. So let me close by reinforcing that bullish note.

The last 5 years, to me, have proved that this firm, this group of people can be an incredibly powerful growth engine. They show that we can grow a business that supports our terrific people’s goals, their ambitions. And at the same time, drives work, results that delight our clients and deliver returns for our shareholders. The last 5 years have been terrific. And yet in my view, the next 5 years look even brighter than the last.

I very much look forward to working with each of you to see that potential unfold. Ajay?

Ajay J. Sabherwal - FTI Consulting, Inc. - CFO & Interim CAO

Thank you, Steve. And good morning, everybody. In my prepared remarks, I will take you through our results for 2018 and our financial guidance for 2019.

But first, let me begin with some highlights. As Steve just discussed, we had a great year. In fact, a record year where every one of our business segments grew both revenues and EBITDA and at healthy levels. Revenues for 2018 of $2.03 billion increased $220.1 million or 12.2%. 2018 GAAP EPS of $3.93 compared to $2.75 in 2017.

Full year 2018 adjusted EPS were $4, up 72.4% compared to $2.32 in the prior year. Full year 2018 adjusted EBITDA of $265.7 million grew 38.4%, compared to $192 million in 2017.

Adjusted EBITDA margin of 13.1% improved 250 basis points from 10.6% in 2017.

Before I take you through the fourth quarter, let me share with you my perspectives on the year. The excellent performance in 2018 resulted from organic growth with strong utilization. Our Corporate Finance, FLC and Strategic Communications segments grew revenues by double-digit percentages with Corporate Finance up 17.1%, Strat Com up 16% and FLC up 12.5% year-over-year.

Now after delivering record revenues in the first 3 quarters of 2018, we have anticipated a slowdown in the fourth quarter. We did see sequential slowdowns in Economic Consulting and Technology as large engagement that led to strong third quarter results were completed. However, contrary to our expectations, we saw sequential revenue growth in Corporate Finance, FLC and Strategic Communications. This resulted in the fourth quarter being our third consecutive quarter with revenues over $500 million. In fact, the fourth quarter of 2018 revenues were the highest fourth quarter revenues ever for the company.

Despite the year-over-year increase in revenues for the quarter, adjusted EBITDA declined compared to the prior year quarter, primarily because of increased compensation and SG&A expenses. In Q4, we accrued up bonus accruals to reflect the record year and costs were also boosted by increased headcount in the third and fourth quarter.

Through the first half of 2018, our headcount was relatively flat. But in the second half, hiring ramped up. As of December 31, billable headcount increased by 183 professionals, a 5.1% year-over-year increase. Non-billable headcount decreased by 24%, primarily due to the sale of Ringtail in September.

2018 SG&A expenses of $465.6 million compared to $432 million in 2017. The year-over-year increase in SG&A resulted from many areas and initiatives, including record results that drove higher variable compensation, investments in regional leadership and key account programs, an increase in rent and occupancy cost and an increase in bad debt proportionate to higher revenues. Having said that, SG&A as a percentage of revenues declined 90 basis points from 23.9% of revenues in the prior year to 23% of revenues in 2018.

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I will remind you that in 2017, we took several headcount and real estate related cuts that resulted in special charges of $40.9 million, but did not impact adjusted EBITDA. Noteworthy, in 2018, there were no such actions or special charges.

Our 2018 effective tax rate of 27.5% was almost unchanged compared to 27.6% in 2017, which excluded the $44.9 million discrete tax benefit from the adoption of the 2017 U.S. Tax Act. In 2018, despite U.S. tax reform, which reduced U.S. federal tax rates from 35% to 21%, our tax rate was relatively flat year-over-year as we benefited from a higher mix of earnings in foreign jurisdictions with lower tax rates. Overall, as you might expect, we are extremely pleased with these results.

Now I will turn to fourth quarter results. For the quarter, revenues of $505 million increased $37.3 million or 8% compared to $467.7 million in the prior year quarter. GAAP EPS of $0.61 includes the $9.1 million loss on early extinguishment of debt related to the redemption of our $300 million 6% senior notes, which decreased EPS by $0.17 and a $2.1 million of noncash interest expense related to our convertible notes, which also decreased EPS by $0.05. This compares to GAAP EPS of $1.78 in the fourth quarter of 2017. As a reminder, fourth quarter of 2017 EPS included a 2017 Tax Act benefit of $44.9 million, which increased EPS by $1.19, which was then partially offset by a $10.8 million special charge related to headcount reductions, which reduced EPS by $0.19.

Fourth quarter 2018 adjusted EPS of $0.83, which excludes the loss and early extinguishment of debt and noncash interest expense compared to $0.78 in the prior year quarter.

Net income for the quarter was $23.7 million compared to $66.9 million in the fourth quarter of 2017. The decrease was largely due to the $44.9 million discrete tax benefit in 2017 related to U.S. tax reform.

Adjusted EBITDA was $53.7 million or 10.6% of revenues compared to $55.5 million or 11.9% of revenues in the prior year quarter.

Adjusted EBITDA declined compared to the prior year quarter due to an increase in compensation and SG&A expenses.

Now turning to our performance at the segment level. In Corporate Finance and Restructuring, revenues of $144.8 million increased 10.9% compared to Q4 of 2017. The increase in revenues was primarily due to higher demand for business transformation and transaction services. In fact, our business transformation and transaction services made up 48% of Corporate Finance’s fourth quarter revenues, which compares to 40% of revenue in the prior year quarter.

Adjusted segment EBITDA was $24.3 million or 16.8% of revenue compared to $25.8 million or 19.7% of revenues in the prior year quarter. Adjusted segment EBITDA declined as the increase in revenues was offset by higher compensation and an increase in SG&A expenses.

Sequentially, revenues increased 6.9% for Corporate Finance as we continued to win an increasing share of restructuring opportunities in the U.S., even though the U.S. restructuring market remained subdued.

Moving on to FLC, revenues of $132.1 million increased 9.3% compared to the prior year quarter. This was largely driven by increased demand for our construction solutions and dispute services. Adjusted segment EBITDA was $21.5 million or 16.3% of revenues compared to $23.6 million or

19.5% of revenues in the prior year quarter.

Adjusted segment EBITDA declined as the increase in revenues was offset by higher compensation and an increase in SG&A. Sequentially, revenues increased 4.3%, as we saw improved demand for our operations and advisory offerings within our health solutions practice, and for our dispute services.

Economic Consulting revenues of $128.4 million increased 6.1% compared to Q4 of ‘17. The increase in revenues was primarily due to higher demand for antitrust and Financial Economic services. Adjusted segment EBITDA was $12.1 million or 9.4% of revenues compared to $14.3 million or 11.8% of revenues in the prior year quarter.

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Adjusted segment EBITDA was down, due to higher compensation. Sequentially, both revenues and adjusted segment EBITDA declined as that surge in demand for M&A-related antitrust services that resulted in near-record revenues for the segment of the third quarter declined as those engagements rolled off.

In Technology, revenues of $41.7 million increased 2% compared to Q4 of 2017. The increase in revenues was largely due to higher demand for consulting services, primarily related to our information governance, privacy and security offerings, which was partially offset by a $2.8 million decline in licensing revenues related to the Ringtail divestiture.

Adjusted segment EBITDA was $2.7 million or 6.4% of revenues compared to $3 million or 7.3% of revenues in the prior year quarter.

Adjusted segment EBITDA was down slightly as the increase in revenues and lower SG&A, primarily related to the decline in R&D expenses was more than offset by higher compensation my reflecting both increased variable compensation and the hiring of senior professionals in various countries.

Sequentially, the declines on both the top and bottom line related to the role off of the large M&A-related second request engagements that contributed to a very strong third quarter for Technology.

Lastly, in Strategic Communications, revenues of $58 million increased 6.7% compared to Q4 of 2017. The increase in revenues was primarily due to increased demand for both retainer and project-based services. Adjusted segment EBITDA of $11.3 million or 19.5% of revenues compared to $10.5 million or 19.4% of revenues in the prior year quarter. The increase in adjusted segment EBITDA was due to higher revenues, which was only partially offset by increased in variable compensation and SG&A expenses. Sequentially, Strategic Communications delivered growth on both the top and bottom line, capping off a tremendous year for them.

I will now discuss certain cash flow and balance sheet items. Net cash provided by operating activities of $230.7 million as of December 31, 2018, compared to $147.6 million at December 31, 2017. Free cash flow of $198.4 million compared to free cash flow of $115.6 million in the prior year. The increase was primarily due to higher cash collections from increased revenues, which was partially offset by an increase in cash paid for salaries and benefits and higher income tax payments.

During the quarter, we spent $26.5 million to repurchase 418,728 shares of stock at an average price of $63.31. On February 21, 2019, the Board of Directors authorized an additional $100 million for an aggregate authorization of $400 million. As of February 22, 2019, we have purchased 6.2 million shares at an average price per share of $40.10, for an aggregate cost of approximately $249 million, leaving us with approximately $151 million available for share repurchases under the program.

Turning to our 2019 guidance. As usual, we are providing revenues, GAAP EPS and adjusted EPS guidance for the year.

Starting with revenues. We estimate that our revenues for 2019 will be between $2 billion and $2.1 billion. We expect our GAAP EPS, which includes the noncash interest expense related to our convertible notes of approximately $0.17 per share to range between $3.33 and $3.83. We expect full year 2019 adjusted EPS, which excludes the impact of the noncash interest expense to range between 350 — $3.50 and $4.

In 2019, we expect our effective tax rate to range between 27% and 29%.

Our 2019 guidance assumes lower revenue growth compared to a record 2018. As we continue to have the expectation that our intake of and success rate in, winning business may moderate.

After a year, where revenues grew 12.2% and adjusted EPS grew 72.4%, we believe it is prudent to moderate expectations. Additionally, we have higher cost related to our increased headcount, particularly, at the senior levels who, as Steve just said, can often take 12 to 18 months to become fully accretive. At the end of January, 2019, we had 513 senior managing directors, which include our most recent round of promotes and lateral SMD hires, and compares to the 439 SMDs we had at the end of 2017. And we are finding opportunities to hire more.

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Finally, guidance is also shaped by a relatively fixed cost structure, which means that small shifts in revenue have a much larger impact, both positive and negative on EPS in the short term.

I want to emphasize though, that the strength of the last few quarters is continuing in 2019. Our guidance assumes and we expect the first half of 2019 to be stronger than the second half of 2019.

A few closing remarks on why we are confident about our prospects before we open the call up to questions. First, whilst there is no surge in restructuring or a huge uptick in financial fraud, there is dislocation taking place around the world that creates opportunities for FTI. This dislocation creates a need for our professionals who are the leading experts in their respective fields to help our clients overcome and resolve critical issues. Second, several jobs ending at the same time can cause volatility in our earnings. This is part of the reason we are prudent in our guidance, but let me assure you, our practitioners are working hard to win the largest opportunities in the market.

Lastly, our balance sheet has never been stronger. This strength gives us the flexibility to allocate capital and create shareholder value in numerous ways, including organic investments, acquisitions, when we see the right ones and share repurchases. This is the 6 quarter in a row that we have come out ahead of our own expectations, and I hope that we can continue to exceed expectations for our shareholders, our employees and our clients for many quarters to come.

With that, let’s open the call up for your questions.

Operator

(Operator Instructions) And the first question will come from Marc Riddick of Sidoti.

Marc Frye Riddick - Sidoti & Company, LLC - Business and Consumer Services Analyst

I was wondering if you could give an update on how you feel towards regionally, especially, with so much focus around Brexit. I was wondering if you could sort of give an update as to maybe what you’re seeing there. And what types of opportunities and — or things we should be thinking about for the region based on what you’re seeing today?

Steven H. Gunby - FTI Consulting, Inc. - President, CEO & Director

Yes. Mark, look, I think — let me answer that in 2 ways. We feel very bullish about our EMEA region. If you look at — and I know we don’t disclose the details, but if you look at the stuff we do disclose, we have made a major change in that region over the last year. That business is growing, we strengthened our competitive positions, both in London and also on the continent. And we are really bullish about where we can take it over time. Now the question you asked about Brexit, I got to tell you, I spent a lot of time talking with people about Brexit. I don’t think the people in parliament in London know where Brexit is going. And I don’t think anybody actually knows what the implications would be if different scenarios come out. And I don’t want to pretend I’m smarter than that. I would say that we believe with Brexit or without Brexit, there’s huge opportunity for our firm. And we’re going to have to sort those out as as it comes through. I wish I could give you more specific weed on that. But I suspect if you and I knew exactly what was going to happen with Brexit, we would be the only 2 people in the world. Then we could figure out lots of ways to make money off of that. For us, we’re just trying to figure out how to make a business regardless. And I think we can. So does that help a little?

Michael J. Winter - Otter Creek Management, Inc. - Portfolio Manager and Research Analyst

It does. And then I guess maybe, we can sort of shift a little bit as to maybe what type of acquisition opportunities that you might be seeing? And how you’re feeling about valuations on some target areas that might be attracted to you going forward?

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Steven H. Gunby - FTI Consulting, Inc. - President, CEO & Director

Yes. Look, I think as we’ve said before, we are always looking for acquisitions. I mean, the — I think what we — the philosophy we have here though is that — at one point, this was a totally acquisition-driven company and that can’t be. I mean because you never know whether a good acquisition is going to come along. And what you have to do is commit to organic growth day-in and day-out by betting behind your best people, by attracting people laterally and so forth. So we’ve committed to that. The acquisition strategy is on top of that and that’s opportunistic. It depends on when we find really good opportunities with people who we believe will join us, stay with us and help us build the institution. We’re not interested in temporary acquisitions that look good on P&L and then people leave after 5 years. And that takes a lot of work to find those. And then as you pointed out, valuations haven’t been low in the market. So we’ve done, one of consequence since I’ve been here. But we are actively in the market always looking at that. I suspect if the market slows down, if there is recessions in different places around the world, valuations will also become much more reasonable. The last thing I’ll say is, we have a balance sheet that allows us to do any acquisition we want. And so we’ll actively monitor it. But we’re not going to do an acquisition just because cash is burning a hole in our pocket. We will use the cash wisely as we’ve been trying to do the last 5 years. Does that help, Marc?

Operator

The next question will be from Tobey Sommer of SunTrust.

Joseph Marberry Thompson - SunTrust Banks, Inc. - Head of SunTrust Private Wealth Management

This is Joseph on the line for Tobey this morning. I just want to talk a little bit about big projects. I think you mentioned that you didn’t expect as many in 2019. But are you — sorry, are you seeing less big projects in the marketplace so far this year? And what do you think the effect on productivity will be for 2019?

Steven H. Gunby - FTI Consulting, Inc. - President, CEO & Director

Thanks, Joseph, it’s a good question. This is not a market phenomenon and it’s not a science. Let me clear, this is — I mean, I used the batting average analogy consciously. I think somebody starts hitting 450 in May — April and May, and you say, well maybe they could continue it for the year. And sometimes people do. I guess, Rod Carew did for a whole year. I feel like last year, there was no restructuring boom in the market. We just swung and hit on so many of the jobs and the same thing across all of our segments. I think when Ajay and I here — sit here, and you have visibility always into the first part of the year. And you can see whether you think big jobs you have today are continuing and so forth. It’s very hard to have visibility into the second half of this year. And therefore, very hard to predict that you’re going to have a 450 batting average in the second half of the year. So it’s much more of a statistically grounded thing about of our swing and hit rate than it is on any position of market forces. Does that help, Joseph?

Joseph Marberry Thompson - SunTrust Banks, Inc. - Head of SunTrust Private Wealth Management

Yes. That’s helpful. And do you think that’s — I guess, having won a bunch of big projects recently, do you think that makes client — that’s going to make clients in the future more confident in your ability to complete projects of scale as they come up?

Steven H. Gunby - FTI Consulting, Inc. - President, CEO & Director

I do. Look, I think what happens here is — you’re exactly right. This is what we’re doing, that is the underlying phenomena that has me positive. You just don’t know what a quarter is going to be. But what we’re doing is, we’re attracting better people, we’re promoting people, we’re winning more big jobs. That enhances our brand reputation, which is the sustainable trajectory that we are writing. And that’s what I’m excited about. I don’t think any of us can know what a given quarter can be, this business is so volatile. But that’s why I’m so excited. When you look over 5 years, there is no noise in a 5-year trajectory. We’ve more than doubled the EPS in 5 years. And we’ve more than built this institution. And that’s because we’re attracting people, we’re developing them. We’re more competitive in big jobs, in every segments we’re in, and the market is noticing. So I think you’ve got the right point.

FEBRUARY 26, 2019 / 2:00PM, FCN - Q4 2018 FTI Consulting Inc Earnings Call

Operator

The next question will be from Tim McHugh of William Blair.

Timothy John McHugh - William Blair & Company L.L.C., Research Division - Partner & Global Services Analyst

Just wanted to ask for more color maybe on the business transformation side. I know you’ve talked about building that long term, but seems like — you’re kind of saying you took a big step forward in kind of Q4 in terms of contribution. Was there — that just big jobs? Is there something more tangible, I guess, changing or happening in that outcome?

Steven H. Gunby - FTI Consulting, Inc. - President, CEO & Director

I think the team there has done a incredible job of both supporting the people we had historically in that business. As you know, we changed leadership there. And Carlyn has done an incredible job of supporting the people there, the existing people. But also attracting talent from outside. And the thing you don’t know when you have a bunch of new people and a small practice, and you have some big jobs, you have these 0-1 variables. The big jobs go away, and you’re utilization can drop and how soon is it going to be till you get the next big job. So that business has done better than my expectation based on lots of time and history in hitting the ground running and just building itself. It’s just — it’s been a constant delightful surprise. And Carlyn gets all obsessed, if we have a month where it feels low utilization, but the truth is, that business is on fire and it’s doing a great job of both delivering on its current work, but then extending that via references into other work. So we’re excited about that business. There’s huge amount of upside to it. I’m sure that business at least as much as any of them, will have swings quarter-to-quarter, just because the law of large numbers doesn’t yet apply to it. But it’s done extremely well, and it’s been a — it’s not a positive surprise in the sense of long term, we have enormous confidence in the long term. The speed with which it’s taken hold has been a positive surprise. Does that makes sense, Tim?

Timothy John McHugh - William Blair & Company L.L.C., Research Division - Partner & Global Services Analyst

Yes. That helps. Now let me follow up the Senior Managing Director headcount growth you talked about. I know you probably hired a little bit in every part of the business, but where are the disproportional bets being made as we go here in 2019 with that headcount growth?

Ajay J. Sabherwal - FTI Consulting, Inc. - CFO & Interim CAO

Thanks Tim, for the question. It’s Ajay here. So as you would imagine, success breeds hiring. So outside of United States, a lot more — I think 51% of them are outside of the United States. Tremendous, tremendous growth. Earlier question on EMEA, EMEA grew year-over-year 24%. So I mean we are doing extremely well and we are hiring both there and in the U.S. In terms of segments, FLC a little bit higher than the average, CF right at the average, and the others, slightly below. I mean, that’s — in Technology too, we were able to attract some really good talent in various countries around the world.

Timothy John McHugh - William Blair & Company L.L.C., Research Division - Partner & Global Services Analyst

Okay. And then maybe related to that, you talked about EMEA. I know it’s probably not a driver in historical results, but how are you thinking about the potential changes to audit rules in the U.K? And the opportunity, I guess, relative to the big 4 in the U.K. market over the next couple of years here.

FEBRUARY 26, 2019 / 2:00PM, FCN - Q4 2018 FTI Consulting Inc Earnings Call

Steven H. Gunby - FTI Consulting, Inc. - President, CEO & Director

Yes. That’s a good question here. I mean I think we like to believe — the part of the reason we’re attracting so much talent is because I think we’re now seen as a really winning firm is Europe. But I have to admit that some of the reason we’re attracting so much of talent, is some of the dislocation in the big 4 over there. I mean, it’s — as you know, Tim, it’s pretty serious. And our parts of the big 4 are the most contentious parts of the big 4. They’re the parts, which have the most conflict, the most chance of conflict, right? It’s bit litigation, it’s big investigations, it’s bankruptcy. So the big 4 parts that are most likely to get shaken loose by the disruptions over that are the parts that we are specialize in. And so it is a very fertile ground for us right now, and who knows how this sorts out over the next couple of years. But based on what I read in the paper, it’s likely to continue to be that for some time to come. You read it differently?

Timothy John McHugh - William Blair & Company L.L.C., Research Division - Partner & Global Services Analyst

No. That’s the same — consistent with what I’m hearing.

Operator

And ladies and gentlemen, that will conclude our question-and-answer session and will also conclude our conference call for today. We thank you for attending today’s presentation. And at this time, you may disconnect your lines.

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